EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Herman Miller, Inc.:

As independent public accountants, we hereby consent to the incorporation of our report dated June 27, 2000, included in this Form 10-K, into the Company’s previously filed Form S-8 Registration Statement File Numbers 33- 5810, 33-43234, 33-45812, 2-84202, 33-04369, 333-04367, 333-04365, and 333-42506, and Form S-3 Registration File Numbers 333-86027 and 333-36442.

/s/ Arthur Andersen LLP
  Grand Rapids, Michigan

    August 21, 2000

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